3D SYSTEMS CORPORATION
AND
WILMINGTON SAVINGS FUND SOCIETY, FSB,
as Trustee and Collateral Agent
SECOND SUPPLEMENTAL INDENTURE
Dated as of December 22, 2025
to
INDENTURE
Dated as of June 23, 2025
5.875% Convertible Senior Secured Notes due 2030

This SECOND SUPPLEMENTAL INDENTURE, dated as of December 22, 2025, is between 3D SYSTEMS CORPORATION, a Delaware corporation, as issuer (the “Company”), and WILMINGTON SAVINGS FUND SOCIETY, FSB, a federal savings bank, as Trustee and as Collateral Agent.
RECITALS
WHEREAS, the Company and 3D Systems, Inc. and 3D Holdings, LLC, as Guarantors, have heretofore executed and delivered to the Trustee and the Collateral Agent the Indenture, dated as of June 23, 2025 (as supplemented by the First Supplemental Indenture, dated as of October 1, 2025, the “Original Indenture”), providing for the issuance of 5.875% Convertible Senior Secured Notes due 2030 (the “Notes”);
WHEREAS, pursuant to Section 10.02 of the Original Indenture, with the consent of the Holders of more than two-thirds in aggregate principal amount of the Notes then outstanding (the “Requisite Consents”), the Company and the Trustee may from time to time and at any time amend or supplement the Original Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Original Indenture, any supplemental indenture or the Notes or modifying in any manner the rights of the Holders, other than as expressly provided therein;
WHEREAS, the Company has entered into a series of privately negotiated exchange agreements (the “Exchange Agreements”), each dated December 8, 2025, with certain beneficial owners of the Notes, pursuant to which the Company has agreed to exchange the Company’s 0% Convertible Senior Notes due 2026 (the “2026 Notes”) held by such beneficial owners for shares of the common stock of the Company, par value $0.001 per share, and separately, such beneficial owners have agreed to consent to the amendments to the Original Indenture set forth herein (the “Proposed Amendments”), upon the terms and subject to the conditions set forth in the Exchange Agreements; and
WHEREAS, the Exchange Agreements contemplate the Proposed Amendments set forth herein and a supplemental indenture in respect of the Proposed Amendments being executed and delivered, with the operation of the Proposed Amendments being subject to, among other things, the receipt by the Company of the Requisite Consents;
WHEREAS, the Company has received the Requisite Consents to effect the Proposed Amendments and has furnished to the Trustee evidence of such Requisite Consents; and
WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the Company and the Trustee hereby agree as follows:

ARTICLE 1
AMENDMENTS

Section 1.01.Amendment to “Qualified Cash” definition. The definition of “Qualified Cash” in the Original Indenture is hereby deleted and amended and restated in its entirety to read as follows:
“‘Qualified Cash’ means, as of any date of determination, all unrestricted cash and/or Cash Equivalents of the Note Parties maintained in Controlled Accounts (subject to any applicable time periods set forth in Sections 4.14 or 4.22 of this Indenture) on such date.”

Section 1.02.Amendment to Section 4.28. Section 4.28 of the Original Indenture is hereby deleted and amended and restated in its entirety to read as follows:
“Section 4.28. Minimum Cash. Commencing with the fiscal quarter ending December 31, 2025, the Note Parties shall, on a consolidated basis, maintain at least Twenty Million ($20,000,000) in Qualified Cash as of the last day of each fiscal quarter.”

Section 1.03.Amendment to Section 4.30. Section 4.30 of the Original Indenture is hereby deleted in its entirety and all references in the Original Indenture to such Section, and to terms defined in such Section or defined in Article 1 but used solely in such Section, are correspondingly deleted in their entirety.
ARTICLE 2
MISCELLANEOUS

Section 2.01.    Interpretation. Capitalized terms used herein without definition shall have the meanings assigned to them in the Original Indenture. The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

Section 2.02.    Effectiveness of Amendments to Original Indenture. This Second Supplemental Indenture shall be effective upon the date hereof as first set forth above. In case of conflict between the terms and conditions contained in the Notes or in the Original Indenture and those contained in the Original Indenture, as modified by this Second Supplemental Indenture, the provisions of the Original Indenture, as modified by this Second Supplemental Indenture, shall control.

Section 2.03.    Ratification of Original Indenture; Supplemental Indentures Part of Original Indenture. Except as expressly amended hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Original Indenture for all purposes and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 2.04.    The Trustee and Collateral Agent. Neither the Trustee nor the Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

Section 2.05.    Governing Law, Jury Trial Waiver. THIS SECOND SUPPLEMENTAL INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SECOND SUPPLEMENTAL INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,

THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

EACH OF THE COMPANY, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SECOND SUPPLEMENTAL INDENTURE OR THE NOTES.
Section 2.06.    Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 2.07.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 2.08.    Successors. All agreements of the Company, the Trustee and the Collateral Agent in this Second Supplemental Indenture shall bind its successors.

Section 2.09.    Severability. In the event any provision of this Second Supplemental Indenture shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.
3D SYSTEMS CORPORATION
By: /s/ Dr. Jeffrey A. Graves
Name: Dr. Jeffrey A. Graves
Title: President and Chief Executive Officer

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Trustee and Collateral Agent
By: /s/ Craig Cramer
Name: Craig Cramer
Title: Relationship Manager